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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 of Sonoco Products Company (File No. 33-45594; File No. 33-60039; File No. 333-12657; File No. 333-69929; File No. 333-100799; and File
No. 333-100798) of our report dated January 28, 2004, except for Note 17 as to which the date is September 30, 2004, relating to the financial statements of Sonoco Products Company, which appears in this Form 8-K.

                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 14, 2004